EXHIBIT 3(b)
                                   BY-LAWS
                                     OF
                           CLARK EQUIPMENT COMPANY
                           A Delaware Corporation


                                  ARTICLE I

                                   Offices

     Section 1. Location of Offices. The location of the principal office of the Corporation shall be in the City of South Bend, Indiana. The Corporation may have such other offices as the business of the Corporation may require.

                                 ARTICLE II

                          Meetings of Stockholders

     Section 1. Place of Meeting. Meetings of the stockholders may be held at the principal office of the Corporation or at such other place either within or without the State of Delaware, as may be designated by the Board of Directors or the officer calling said meetings.

     Section 2. Annual Meeting. In the absence of the designation by the Board of Directors of another date and time, the annual meeting of stockholders shall be held in each year on the Friday immediately following the second Monday in May (unless such Friday shall be a legal holiday at the place of meeting, in which event such meeting shall be held on the first business day preceding) at the hour of 10:00 in the morning, local time, for the purpose of electing directors and transacting such other business as may come before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the holders of a majority of the outstanding shares of the Corporation, by a majority of the members of the Board of Directors, or by the Chief Executive Officer, at any time.

     Section 4. Notice of Meetings. The Secretary shall mail written or printed notice of the time and place of every meeting of stockholders to each stockholder entitled to vote thereat, at his last address of record as it appears on the records of the Corporation not less than ten nor more than sixty days before the date of every such meeting. In the case of special meetings, the notice shall state the purpose or purposes thereof. Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

     Section 5. Chairman of Meetings. The Chairman of the Board shall act as chairman of every meeting of stockholders unless otherwise legally determined at such meeting. Subject to the foregoing, the Chairman may designate the President to conduct all or any part of such meeting. In the absence of the Chairman the President shall preside.

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     Section 6.  Voting of Shares.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

     Section 7. Voting Lists. A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 8. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 9. Quorum. Unless otherwise provided by law or in the Certificate of Incorporation, a majority of the outstanding shares, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, but the stockholders present at any meeting, in person or by proxy, though less than a quorum, may adjourn the meeting to some other day.


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     Section 10.  Business at Meetings of Stockholders.  (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 10(a). For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was mailed. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual or special meeting (x) a brief description of the business desired to be brought before the meeting, (y) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (z) the class and number of shares of the Corporation's capital stock that are owned of record and, if different, beneficially by such stockholder. Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual or special meeting except in accordance with the provisions of this Section 10(a). The officer of the Corporation or other person presiding over the annual or special meeting shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10(a) and, if he should so determine, shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

     (b) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation by the Secretary of the Corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (x) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (y) as to the stockholder giving notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and (b) the class and number of shares of the Corporation's capital stock that are owned of record and, if different, beneficially by

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such stockholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this
Section 10(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded.

                                 ARTICLE III

                                 Directors

     Section 1. Number, Tenure and Qualifications. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors shall be not less than seven nor more than twelve, as determined by resolution adopted by a majority of the whole Board. No more than one-third of the directors may be employees of the Corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 2. Regular Meetings. A regular annual meeting of the Board of Directors shall be held immediately after the adjournment of each annual meeting of stockholders, and other regular meetings of the Board of Directors may be held at such times as the Board shall by resolution appoint, and a written or printed notice specifying the time and place of each such regular meeting shall be given to each director at his last address of record as it appears on the records in the office of the Corporation, at least five days before the date of such regular meeting.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President or Secretary or by five or more members of the Board by written or printed notice thereof to each director at his last address of record as it appears on the records in the office of the Corporation, at least three days before the date of such proposed meeting. Such notice shall state the time, place and purpose or purposes of every such meeting. When, in the opinion of the Chief Executive Officer, circumstances exist which justify accelerated action, a special meeting of the Board of Directors may be called by the Chief Executive Officer or Secretary by sending notice thereof by telegram, radiogram or cablegram to each director at his last address of record as it appears on the records in the office of the Corporation, at least 24 hours before the date of such proposed meeting. Such notice shall state the time, place and purpose or purposes of every such meeting.

     Section 4. Quorum. Except as provided in Sections 1 and 6 of this Article, a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. The directors present at any

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meeting, though less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be elected and qualified.

       Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board may desire, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolutions designating it, may have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution designating such committee shall expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock (other than stock issued pursuant to a stock option plan adopted by the Corporation). To the extent provided in the resolutions designating it, any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and make a report of its proceedings and actions to the Board of Directors when required. A majority of a quorum of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time, by resolution passed by a majority of the whole Board, to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

     Section 7. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof designated pursuant to Section 6 of this Article, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.




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     Section 8.  Telephonic Meetings.  Members of the Board of Directors or
any committee thereof designated pursuant to Section 6 of this Article may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 9. Meetings, Place. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as shall be stated in the notice thereof.

     Section 10. Compensation of Directors and Committees. No director shall receive any salary or compensation for his services as a director or member of any committee of the Board designated pursuant to Section 6 of this Article except that directors' fees in such amounts as shall be determined by the Board of Directors from time to time may be paid to each director for (a) attendance at any regular or special meeting of the Board of Directors or of any such committee, and (b) services as a director performed between meetings. In addition, the Board may adopt and implement a retirement plan for those members of the Board who are not employees of the Corporation that will provide for the payment of monthly benefits to such directors upon their retirement from service on the Board.

     Section 11. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board of Directors, to the President, or to the Secretary. Unless otherwise stated in such notice of resignation the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein, or in the absence of such specification, it shall take effect upon the receipt thereof.

                                 ARTICLE IV

                                  Officers

     Section 1. Regular Officers. The Board of Directors shall elect a President and may elect a Chairman of the Board, one of whom shall be elected Chief Executive Officer. The Board of Directors shall also elect one or more Vice Presidents, a Secretary, a Treasurer, and a Controller.
In addition, the Board of Directors may elect one or more Assistant Secretaries, one or more Assistant Treasurers and may elect such other officers and appoint such agents as the Board may determine. None of said officers, except the Chief Executive Officer, Chairman of the Board, and the President, need be a director. Any combination of offices may be held by the same person, except that the office of Vice President may not be held in combination with the office of Chairman or the office of President. One or more Vice Presidents may be given additional designations, such as Executive Vice President, Senior Vice President, Group Vice President, and the like. The Chief Executive Officer may add to the title of any officer additional words indicating the officer's duties. Subject to the above restrictions, for any reason that the Board of Directors may deem sufficient, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers or duties of any officer to any other officer or director.

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     Section 2.  Compensation.  The compensation of all officers of the
Corporation shall be fixed by the Board of Directors or such committee of the Board as the Board of Directors may designate by resolution passed by a majority of the whole Board. No officer shall be disqualified from receiving such compensation by reason of the fact that he is also a director of the Corporation.

     Section 3. Term of Office and Removal. Each officer shall hold office for the term for which he was elected, or until his successor is elected and qualified, or until his death, resignation, or removal in the manner herein provided. Any officer or agent selected by the Board of Directors may be removed with or without cause by the Board of Directors or, with the approval of the Governance Committee, by the Chief Executive Officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Resignation. Any officer may resign at any time upon written notice to the Corporation. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein, or in the absence of such specification, it shall take effect upon the receipt thereof.

                                  ARTICLE V

                             Duties of Officers

     Section 1. Chief Executive Officer. Either the Chairman of the Board, or the President, as the Board of Directors shall determine, shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the chief executive and administrative officer of the Corporation and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation. The officers of the Corporation shall be responsible to him for the proper and faithful discharge of their duties and shall make such reports to him with respect to the business of the Corporation under their charge as he may from time to time require. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or an appropriate committee thereof authorized pursuant to
Section 6 of Article III.

     It shall be the duty of the Chief Executive Officer to present to the stockholders at least fifteen days before the annual stockholders' meeting, a report showing the condition of the Corporation at the close of the preceding year and a summary of its operations during that year.

     It also shall be the duty of the Chief Executive Officer to present at each annual meeting of the Board of Directors a complete report covering the Corporation's operations for the preceding year and its condition at the end of the year.


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     Section 2. The Chairman of the Board. The Chairman of the Board shall, unless he designates the President, preside over all meetings of the stockholders and the Board of Directors. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or an appropriate committee authorized pursuant to Section 6 of Article III.

     Section 3. The President. In the absence of the Chairman, the President shall exercise the powers and assume the duties of that office. He shall have such other powers and perform such duties as from time to time may be assigned to him by the Board of Directors or an appropriate committee thereof authorized pursuant to Section 6 of Article III.

     Section 4. The Vice President. There may be as many Vice Presidents as the Board of Directors from time to time shall elect, and they shall have such powers and duties as the Chief Executive Officer may from time to time authorize.

     Section 5. The Secretary. The Secretary shall record all the proceedings of the meetings of stockholders and the Board of Directors in books to be kept for that purpose, and perform such other duties as shall be assigned to him by the Board of Directors, the Chairman or the President. He shall, when required hereunder, give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, Chairman or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and may affix the seal to any instrument requiring the same.

     Section 6. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as shall be assigned by the Board of Directors, the Chairman or the President.

     Section 7. The Treasurer. The Treasurer shall attend to the finances of the Corporation and shall have the custody of its funds. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys, and other valuable effects, in the name of and to the credit of the Corpo-ration, in such depositaries as may be authorized or authorized to be designated by the Board of Directors. If requested, the Treasurer shall render to the Chairman, President and directors, at the annual meeting of the Board of Directors, and at such other times as they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation. He shall be bonded in favor of the Corporation in such amount and with such sureties as shall be determined by the Board of Directors.





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     Section 8.  The Assistant Treasurer.  The Assistant Treasurer, or if
there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as shall be assigned by the Board of Directors, the Chairman or the President.

     Section 9. The Controller. The Controller shall be in charge of the accounts of the Corporation; shall have supervision over the corporate, general and cost accounting activities; shall see that there is kept an adequate set of books and records with respect to the earnings, expenses, expenditures and business transactions relating to the Corporation's accounts; shall verify the assets reported by the Treasurer and cause to be examined the books and accounts kept by and under the supervision of the Treasurer; shall, when requested, furnish the Board of Directors, the Chairman, and the President with complete and accurate statements of account showing the financial position of the Corporation, and shall perform such other duties as the Board of Directors may from time to time confer upon and prescribe to him.

     Section 10. Bond May Be Required. In addition to the bonding required by Section 6, the Board of Directors may, by resolution, require any or all of the officers, employees or agents of the Corporation to be bonded in favor of the Corporation in such amount and with such sureties as shall be determined by the Board of Directors.

                                 ARTICLE VI

                             Division Executives

     Section 1. Appointment. The Chief Executive Officer may from time to time appoint employees of the Corporation, who need not be officers of the Corporation, as Division Executives of the administrative divisions of the Corporation. Division Executives shall have any one of the titles of "President," "Executive Vice President," or "Vice President" of the administrative division concerned. The Chief Executive Officer may add to the title additional words identifying the Division Executive's duties.
The Chief Executive Officer may terminate any such appointment at any time.

     Section 2. Duties, Authority and Compensation. Division Executives shall have such duties and authority and receive such compensation, not inconsistent with these by-laws or any limitation or restrictions imposed by the Board of Directors, as the Chief Executive Officer may from time to time determine. Division Executives shall not be officers of the Corporation for any purpose whatever by virtue of their appointment as such.








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                                 ARTICLE VII

                          Execution of Instruments

     Section 1. Checks, Etc. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officers or agents as the Board of Directors shall from time to time designate or authorize to be designated for that purpose.

     Section 2. Contracts, Conveyances, Etc. The Board of Directors may authorize any officer, or officers, agent or agents, to enter into any contract, conveyance or other instrument, or execute and deliver any such contract, conveyance, or other instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     When the execution of any contract, conveyance, or other instrument has been authorized by the Board of Directors without specification of the executing officers or agents, the Chairman, if he is an employee of the Corporation, the President or any Vice President may execute and deliver the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto, and, if the transaction represented thereby is in the ordinary course of business and does not exceed $250,000, the Chairman, if he is an employee of the Corporation, the President or any Vice President may designate any person to act as agent for the Corporation to execute and deliver, in the name of and on behalf of the Corporation, any and all contracts, conveyances, or other instruments in such transactions.

     Any contract, conveyance or other instrument may be executed and delivered in the name of and on behalf of the Corporation by the Chairman, if he is an employee of the Corporation, the President or any Vice President provided that the transaction represented thereby is in the ordinary course of business of the Corporation.

     Section 3. Attestation. The signature of any officer to any contract, conveyance or other instrument may be attested by any other officer of the Corporation and any officer may affix the corporate seal to any contract, conveyance or other instrument.

                                ARTICLE VIII

                                  Notices

     Section 1. Method of Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given in person or in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and, when given by mail such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, radiogram or cablegram.




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     Section 2.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                                 ARTICLE IX

                       Fiscal Year and Corporate Seal

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 2. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE X

                           Certificates for Shares

     Section 1. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, if he is an employee of the Corporation, or the President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.



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     Section 3.  Registered Stockholders.  The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of the State of Delaware.

     Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                 ARTICLE XI

             Indemnification of Directors, Officers and Others

     Section 1. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

     Section 2. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General
Corporation Law or otherwise.

     Section 3. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 of this Article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1 of

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this Article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (1) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (2) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (3) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

     Section 4.  Any director or officer of the Corporation serving
(1) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (2) any employee benefit plan of the Corporation or any corporation referred to in clause (1), in any capacity shall be deemed to be doing so at the request of the Corporation.

     Section 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

     Section 6. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article (1) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (2) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (3) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     Section 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

     Section 8. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
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                                 ARTICLE XII

                   Making, Altering or Repealing By-Laws

     Any provision of these by-laws may be altered or repealed, and new by-laws may be made: (1) by the stockholders or Board of Directors at any meeting thereof if notice of such proposed alteration, repeal or new by-law is contained in the notice of such meeting; provided, however, that such notice may be waived as provided in Article VIII, Section 2, if the waiver contains notice of such proposed alteration, repeal or new by-law, or (2) by unanimous written consent of the directors which consent shall contain such alteration, repeal or new by-law.












































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